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                                                                 EXHIBIT 10.1(S)

                                   AMERICAN BUSINESS PRODUCTS, INC.
                                   POST OFFICE BOX 105684 ATLANTA, GEORGIA 30348
                                   (770) 953-8300             Fax (770) 989-0220



February 14, 1998

Mr. Richard G. Smith
303 Chase Lane
Marietta, GA  30068

Dear Richard,

In consideration of your service as Chief Financial Officer of American Business Products, Inc. ("ABP"), ABP hereby agrees that if within five years of the date of this letter ABP terminates your employment without "Cause" (as hereinafter defined), ABP will pay you $18,333.33 per month for the first eighteen months following the date of such termination. In addition, upon such a termination, ABP's Committee for the ABP 1991 Stock Incentive Plan (or its successor plan) will immediately accelerate the vesting on any outstanding stock options that you may hold on the date of your termination and will extend the term of exercisability of those options for twelve months following the date of your termination.

For the purposes of this agreement, the term "Cause" shall mean your commission of an act of fraud, embezzlement or theft against ABP, conviction of a felony or engaging in activities which are in actual conflict of interest with ABP. ABP also agrees that ABP will be deemed to have terminated your employment without Cause upon your resignation of employment if ABP materially reduces your salary, benefits (except for any benefit reductions generally applicable to ABP employees), responsibilities, authority, or title or requires you to relocate your usual place of employment to any location other than ABP's headquarters office in Atlanta, Georgia. If ABP fails to comply with the terms of this agreement, ABP will reimburse you all reasonable costs and expenses to enforce your rights hereunder including, without limitation, fees and expenses of attorneys and court costs.

You and ABP hereby agree that this letter agreement supersedes and revokes the "Separation Agreement" provision in the letter from Thomas R. Carmody to you, dated July 25, 1995, which confirmed your initial employment with ABP.

Sincerely,

AMERICAN BUSINESS PRODUCTS, INC.


/s/ G. Harold Northrop

G. Harold Northrop
Chairman, Executive Committee

AGREED:

/s/ Richard G. Smith          February 14, 1998
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Richard G. Smith                           Date